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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                 Morgan Stanley
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             (Exact Name of Registrant as Specified in Its Charter)


                DELAWARE                                36-3145972
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(State of Incorporation or Organization)     (IRS Employer Identification no.)


   1585 Broadway, New York, New York                       10036
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(Address of Principal Executive Offices)                 (Zip Code)

If this Form relates to the registration    If this Form relates to the registration
of a class of securities pursuant to        of a class of securities pursuant to
Section 12(b) of the Exchange Act and is    Section 12(g) of the Exchange
effective pursuant to General Instruction   Act and is effective pursuant to General
A.(c), please check the following box.|_|   Instruction A.(d), please check the
                                            following box. |X|

Securities Act registration statement file number to which this form relates: 333-106789

Securities to be registered pursuant to Section 12(b) of the Act:


                                      None
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                                (Title of Class)


Securities to be registered pursuant to Section 12(g) of the Act:



         Title of Each Class                   Name of Each Exchange on Which
         to be so Registered                   Each Class is to be Registered
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Global Medium-Term Notes, Series C, PLUS    THE NASDAQ NATIONAL MARKET
due September 30, 2009 (Mandatorily
Exchangeable for an Amount Payable in
U.S. Dollars Based on the Value of the
Dow Jones EURO STOXX 50(R) Index)


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     Item 1. Description of the Registrant's Securities to be Registered.

     The title of the class of securities to be registered hereunder is:
"Medium-Term Notes, Series C, PLUS due September 30, 2009 (Mandatorily Exchangeable for an Amount Payable in U.S. Dollars Based on the Value of the Dow Jones EURO STOXX 50(R) Index)" (the "PLUS"). A description of the PLUS is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley (the "Registrant") on Form S-3 (Registration No. 333-106789) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated August 26, 2003 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the PLUS contained in the pricing supplement dated September 23, 2004 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the PLUS and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

     Item 2. Exhibits.

     The following documents are filed as exhibits hereto:

         4.1    Proposed form of Global Note evidencing the Notes.







                                  Page 2 of 4
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            Morgan Stanley
                                            (Registrant)


Date: September 23, 2004                    By: /s/ Martin M. Cohen
                                                --------------------------------
                                                Martin M. Cohen
                                                Assistant Secretary and Counsel






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                               INDEX TO EXHIBITS



Exhibit No.                                                           Page No.

4.1     Proposed form of Global Note evidencing the Notes                A-1

















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